UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K
 ___________________________________

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2017 (August 3, 2017)
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 Booz Allen Hamilton Holding Corporation
(Exact name of Registrant as specified in its charter)
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Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 902-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Booz Allen Hamilton Holding Corporation (the “Company”) was held on August 3, 2017. The final voting results for each matter submitted to a vote of shareholders are set forth below.

Proposal 1: Election of Directors

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Ralph W. Shrader	126,770,780	2,910,832	11,132,794
Joan Lordi C. Amble	129,131,631	549,981	11,132,794
Peter Clare	126,912,734	2,768,878	11,132,794
Philip A. Odeen	129,067,610	614,002	11,132,794

Proposal 2: The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2018.

For	140,334,201
Against	462,313
Abstain	17,892

Proposal 3: A non-binding advisory vote on the compensation for the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement.

For	125,121,714
Against	4,493,385
Abstain	66,513
Broker Non-Votes	11,132,794

Proposal 4: A non-binding advisory vote on the frequency of future advisory votes on the compensation for the Company's named executive officers.

1 Year	121,075,170
2 Years	893,262
3 Years	7,700,086
Abstain	13,094
Broker Non-Votes	11,132,794

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

BY:	/s/ Nancy J. Laben
Nancy J. Laben
Executive Vice President, Chief Legal Officer and Secretary

Date: August 4, 2017